Exhibit (11)
[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]
March 2, 2009
Highland Credit Strategies Fund
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75420
          Re:      Highland Distressed Opportunities, Inc.
Ladies and Gentlemen:
          We have acted as special Delaware counsel to Highland Credit Strategies Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of Shares of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).
          We understand that, pursuant to an Agreement and Plan of Merger and Liquidation (the “Plan”) to be entered into by and among the Trust, Highland Distressed Opportunities, Inc. (the “Acquired Fund”), and HCF Acquisition LLC, and subject to the conditions set forth therein, Shares of the Trust will be distributed to the holders of record of outstanding Shares of the Acquired Fund (the "Shareholders") in connection with the merger and termination of the Acquired Fund.
          In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plan; the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof, to which the Plan is attached as an exhibit (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on March 10, 2006 (the “Certificate”); the Agreement and Declaration of Trust of the Trust dated March 10, 2006 (the “Governing Instrument”); the By-laws of the Trust (the “By-laws”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on December 19, 2009 relating to the approval and authorization of the Plan by the Trustees of the Trust (the “Authorizing Resolutions” and, collectively with the Registration Statement, the Governing Instrument and the By-laws, the “Governing Documents”); and a certification of good

Highland Credit Strategies Fund
March 2, 2009

standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plan, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plan and compliance with all other terms, conditions and restrictions set forth in the Plan and the Governing Documents in connection with the issuance of Shares; (v) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (vi) that, subsequent to the filing of the Certificate, no event has occurred, or prior to the issuance of Shares pursuant to the Plan will occur, that would cause a termination, dissolution or reorganization of the Trust under Article 11 of the Governing Instrument; (viii) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (ix) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (x) that the final form, terms and provisions of the Plan will be in substantially the form presented to the Trustees of the Trust for approval; and (xi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. We note, however, that in our experience the documents we have reviewed are sufficient to render the opinion herein expressed. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares of the Trust to be issued and delivered to

Highland Credit Strategies Fund
March 2, 2009

shareholders of the Acquired Fund pursuant to the terms of the Plan, upon issuance, will be legally issued, fully paid and, subject to the following sentence, non-assessable. With respect to our opinion, we note that, pursuant to Section 3.8 of the Governing Instrument, the Trustees have the power to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as determined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
          We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement or a pre-effective amendment thereto. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering